Exhibit 1.1

EXECUTION VERSION

HAWAIIAN ELECTRIC INDUSTRIES, INC.

6,100,000 Shares of Common Stock (Without Par Value)

Underwriting Agreement

March 19, 2013

J. P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As Representatives of the
            several Underwriters listed
            in Schedule 1 hereto

c/o

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”) and J.P. Morgan Securities LLC, in its capacity as agent for an affiliate of the Forward Purchaser (as defined below) (the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), confirm their respective agreements with you and each of the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), with respect to (a) subject to Section 8 hereof, the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 6,100,000 shares of common stock (without par value) of the Company (such common stock the “Common Stock” and such shares of Common Stock, the “Borrowed Underwritten Shares”) and (b) the grant by the Forward Seller or the Company, as applicable, to the Underwriters, in each case acting severally and not jointly, of the option described in Section 2 hereof to purchase all or any portion of an additional 900,000 shares of Common Stock (the “Option Shares”).

Any Option Shares sold to the Underwriters by the Forward Seller pursuant to Section 2 hereof upon exercise of the option described in Section 2 hereof are herein referred to as the “Borrowed Option Shares,” and any Option Shares sold to the Underwriters by the Company pursuant to Section 2 hereof upon exercise of such option are herein referred to as the “Company Option Shares.”  The Borrowed Underwritten Shares and the Company Top-Up Underwritten Shares (as defined in Section 8 hereof) are herein referred to collectively as the “Underwritten Shares.”  The Company Top-Up Underwritten Shares, the Company Option Shares and the Company Top-Up Option Shares (as defined in Section 8 hereof) are herein referred to collectively as the “Company Shares.”  The Borrowed Underwritten Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.”  The Underwritten

Shares and the Option Shares are herein referred to collectively as the “Shares”.  The shares of Common Stock to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

As used herein, “Forward Sale Agreement” means the letter agreement dated the date hereof between the Company and JPMorgan Chase Bank, National Association, London Branch (the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares sold by the Forward Seller pursuant to this Agreement, and the term “Additional Forward Sale Agreement” has the meaning set forth in Section 2 hereof.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.         Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-177750), including a prospectus, relating to the Shares.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated March 18, 2013 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means 5:15 P.M., New York City time, on March 19, 2013.

2.         Purchase of the Shares by the Underwriters.

(a)        On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, each of the Forward Seller (with respect to the Borrowed

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Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares), severally and not jointly, agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Forward Seller (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares) the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $25.74688.

(b)        On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Underwriters shall have the option to purchase pursuant to clause (i) or clause (ii) below, as applicable, severally and not jointly, the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares (the “Option Purchase Price”).    The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the fifth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.  Following delivery of an exercise notice:

(i)         The Company may, in its sole discretion, within one business day after such notice is given, execute and deliver to the Forward Seller an additional letter agreement substantially in the form attached hereto as Schedule 2 between the Company and the Forward Purchaser (an “Additional Forward Sale Agreement”) providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Option Shares being purchased by the Underwriters from the Forward Seller pursuant to the exercise of such option.  Upon the Company’s execution and delivery to the Forward Seller of such Additional Forward Sale Agreement, the Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements contained herein, and subject to the conditions stated herein, each of the Forward Seller and the Company (with respect to any Company Top-Up Option Shares), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Option Shares at the Option Purchase Price.

(ii)        If the Company does not timely execute and deliver the Additional Forward Sale Agreement pursuant to clause (i) above, then on the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the several Underwriters the aggregate number of Option Shares with respect to which the option is being exercised at the Option Purchase Price.

On each Additional Closing Date (as defined in Section 2(g) hereof), if any, each Underwriter agrees, severally and not jointly, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, to purchase from the Company or the Forward Seller, as applicable, at the Option Purchase Price, the number of Option Shares that bears the same ratio to the aggregate number of Option Shares being purchased on such Additional Closing Date as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Underwritten Shares being

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purchased by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

(c)        If (i) any of the representations and warranties of the Company contained in Section 3.A hereof or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Date as if made as of the Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date, (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the Closing Date, (iv) this Agreement shall have been terminated pursuant to Section 10 hereof on or prior to the Closing Date, or (v) the Company has not delivered to the Forward Purchaser an opinion of counsel with respect to matters set forth in Section 3(a) of the 2002 ISDA Master Agreement, as published by the International Swaps and Derivatives Association, Inc. (the “2002 ISDA Master Agreement”), on or prior to the Closing Date (clauses (i) through (v), together, the “Conditions”), the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Underwritten Shares.  In addition, in the event that, in the Forward Purchaser’s commercially reasonable judgment, (A) the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares, or (B) the Forward Seller would incur a stock loan cost of more than a rate equal to 75 basis points per annum to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date the aggregate number of shares of Common Stock that the Forward Seller is able to so borrow at or below such cost.

(d)        If the Company has entered into an Additional Forward Sale Agreement with the Forward Purchaser pursuant to Section 2(b)(i) hereof, and (i) any of the representations and warranties of the Company contained in Section 3.A hereof or any certificate delivered pursuant hereto are not true and correct in all material respects as of the relevant Additional Closing Date, (ii) the Company has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the relevant Additional Closing Date, (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the relevant Additional Closing Date, (iv) this Agreement shall have been terminated pursuant to Section 10 hereof on or prior to the relevant Additional Closing Date, or (v) the Company has not delivered to the Forward Purchaser an opinion of counsel with respect to matters set forth in Section 3(a) of the 2002 ISDA Master Agreement, on or prior to the relevant Additional Closing Date (clauses (i) through (v), together, the “Additional Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters on the relevant Additional Closing Date the Borrowed Option Shares.  In addition, in the event that, in the Forward Purchaser’s commercially reasonable judgment, (A) the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Option Shares, or (B) the Forward Seller would incur a stock loan cost of more than a rate equal to 75 basis points per annum to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date the aggregate number of shares of Common Stock that the Forward Seller is able to so borrow at or below such cost.

(e)        If (i) the Forward Seller elects, pursuant to Section 2(c) hereof, not to borrow and deliver for sale to the Underwriters on the Closing Date the total number of Borrowed Underwritten Shares, or (ii) the Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 2(b)(i) hereof and the Forward Seller elects, pursuant to Section 2(d) hereof, not to borrow and deliver for sale to the Underwriters on the relevant Additional Closing Date the total number of Borrowed Option Shares for such Additional Closing Date, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the second business day prior to the Closing Date or such Additional Closing Date, as the case may be.

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(f)        The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(g)        Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified to the Representatives by the Forward Seller (with respect to the Borrowed Shares) or the Company (with respect to any Company Shares) in connection with a closing at the offices of Davis Polk & Wardwell LLP at 10:00 A.M., New York City time, on March 25, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Forward Seller and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares.  The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the relevant Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company (with respect to any Company Shares).  Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.  The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the relevant Additional Closing Date, as the case may be.

(h)        The Company acknowledges and agrees that the Underwriters, the Forward Purchaser and the Forward Seller are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, none of the Underwriters, the Forward Purchaser and the Forward Seller is advising the Company or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Underwriters, the Forward Purchaser and the Forward Seller shall have any responsibility or liability to the Company with respect thereto.  Any review by the Underwriters, the Forward Purchaser or the Forward Seller of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, the Forward Purchaser or the Forward Seller, as the case may be, and shall not be on behalf of the Company.

3.         Representations and Warranties

A.                                 Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each Underwriter, the Forward Purchaser and the Forward Seller that:

(a)        Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material

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respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter, the Forward Purchaser or the Forward Seller consists of the information described as such in Section 7(b) hereof.

(b)        Pricing Disclosure Package.  The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter, the Forward Purchaser or the Forward Seller consists of the information described as such in Section 7(b) hereof.

(c)        Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives, the Forward Purchaser and the Forward Seller.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter, the Forward Purchaser or the Forward Seller consists of the information described as such in Section 7(b) hereof.

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(d)        Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of any Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter, the Forward Purchaser or the Forward Seller consists of the information described as such in Section 7(b) hereof.

(e)        Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)        Financial Statements.  The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference  in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except as may be otherwise specified therein, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from

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the accounting records of the Company and its consolidated subsidiaries or from other records of the Company or from third parties that the Company believes are reliable and presents fairly in all material respects the information shown thereby.

(g)        No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock under the Company’s dividend reinvestment and stock purchase plan, retirement savings plan, nonemployee director plan, ASB 401(k) plan, 1987 stock option and incentive plan (“1987 Stock Option Plan”) or 2010 equity and incentive plan (“2010 Executive Incentive Plan” and, together with all of the foregoing plans, collectively, the “Company Stock Plans”) or upon exercise of stock options and warrants and the grant or vesting of restricted stock and restricted stock unit awards and the grant of long-term incentive plan awards under the 1987 Stock Option Plan or the 2010 Executive Incentive Plan), short-term debt (except in the ordinary course of business) or long-term debt of the Company or any of its subsidiaries (except for discount amortizations and the refinancing of $50 million of indebtedness), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than an ordinary quarterly dividend declared in February 2013), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of (i), (ii) and (iii) as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)        Organization and Good Standing.  The Company and each of its significant subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(i)         Capitalization.  The Company has an authorized capitalization of 200,000,000 shares of Common Stock, without par value, and 10,000,000 shares of preferred stock, without par value (the “Preferred Stock”); all the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable (other than

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shares of restricted stock as to which restrictions have not yet lapsed) and are not subject to any pre-emptive or similar rights; no shares of Preferred Stock are currently designated, issued or outstanding; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus and except for rights under long-term incentive plan awards made in February 2013, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer (other than restrictions under securities and corporate laws of general application and federal and state regulatory restrictions on the acquisition of shares of the Company as the direct owner of a savings and loan holding company, American Savings Holdings, Inc. (“ASHI”), which wholly owns American Savings Bank, F.S.B. (“ASB”), a federally-chartered savings bank and as the direct and indirect owner of electric public utilities) or any other claim of any third party (other than shares of preferred stock of its electric utility subsidiaries and trust preferred securities of HECO Capital Trust III owned by unaffiliated third parties).

(j)         Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the  1987 Stock Option Plan, which is the only plan pursuant to which outstanding stock options have been granted, (i) no Stock Options were granted that were intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k)        Due Authorization.  The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due authorization, execution and delivery by it of this Agreement and each of the Transaction

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Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(l)         Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(m)       The Shares.  The Company Shares, if any, to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of such Company Shares is not subject to any preemptive or similar rights.  A number of shares of Common Stock equal to 1.75 times the aggregate Base Amount (as such term is defined in the Forward Sale Agreement or the relevant Additional Forward Sale Agreement, as applicable), have been duly authorized and reserved for issuance under the Forward Sale Agreement or the relevant Additional Forward Sale Agreement, as applicable, and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, will be validly issued, fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or similar rights.

(n)        Other Transaction Documents.  The Forward Sale Agreement has been, and each Additional Forward Sale Agreement will be, duly authorized, executed and delivered by the Company and constitutes or will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(o)        Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)        No Violation or Default.  Neither the Company nor any of its significant subsidiaries is (i) in violation of its charter or by-laws or equivalent organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)        No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Company Shares, if any, the issuance, sale and delivery of any shares of Common Stock pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms

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or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or equivalent organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)        No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required on the part of the Company and its subsidiaries for (i) the execution, delivery and performance by the Company of each of the Transaction Documents, (ii) the issuance and sale of the Company Shares, if any, (iii) the issuance, sale and delivery of any shares of Common Stock pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement and (iv) the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, the Forward Purchaser and the Forward Seller.

(s)        Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may reasonably be expected a party or to which any property of the Company or any of its subsidiaries is or may reasonably be expected to be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t)         Independent Accountants.  PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

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(u)        Title to Real and Personal Property.  The Company and its significant subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of their respective real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its significant subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)        Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, except where such failure could not reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(w)       No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(x)        Investment Company Act.  Neither the Company nor any of its subsidiaries is or, after giving effect to (i) the offering and sale of the Company Shares, if any, and the application of the proceeds thereof and (ii) the issuance, sale and delivery of Common Stock upon settlement of the Forward Sale Agreement and any Additional Forward Sale Agreement and the application of the proceeds thereof, if any, upon such settlement, in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y)        Taxes.  The Company and its subsidiaries have paid all federal and material state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would reasonably be expected to have a Material Adverse Effect.

(z)        Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their

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respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where any such revocation, modification or failure to renew would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)      No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and to the knowledge of the Company there is no existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(bb)      Compliance with and Liability under Environmental Laws.  (i) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state and local laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals that they are currently required to have under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(cc)      Hazardous Materials.  There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its

13

subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, to the knowledge of the Company or any of its subsidiaries, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability of the Company or any of its subsidiaries under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(dd)      Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to have a Material Adverse Effect;  (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to have a Material Adverse Effect; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would reasonably be expected to result, in liability under Title IV of ERISA to the Company or its subsidiaries that would have a Material Adverse Effect; (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vi) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (x) an increase in excess of $15 million in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) an increase in excess of $15 million in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification 715) in the current fiscal year compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

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(ee)      Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff)       Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg)      eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh)      Insurance.  The Company and its significant subsidiaries have insurance covering such of their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the case of businesses engaged in the same or similar businesses and similarly situated and are commercially reasonable to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such

15

coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ii)        No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj)        Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the applicable money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk)      Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Company Shares, if any, or the proceeds, if any, due upon settlement of the Forward Sale Agreement or any Additional Forward Sale Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll)        No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company; provided that certain Bank Regulatory Authority (as defined in Section 3(uu)) restrictions are in effect upon ASHI and ASB as set forth in Section 3(uu) and Section 3(yy), the electric utility subsidiaries of the Company may not transfer assets that are in their rate bases without regulatory approval, the Company is subject to an agreement entered into with the Public Utilities Commission of the State of Hawaii that could limit the ability of the electric utility subsidiaries to pay dividends and make distributions, and the Company’s electric utility subsidiaries are subject to covenants, preferred stock resolutions and the terms of guarantees that could limit their payment of dividends.  Neither the Company nor any of its subsidiaries is currently in violation of, or in default under, any such restrictions, limitations or prohibitions that would limit the ability of any of the Company’s subsidiaries to pay dividends or make other distributions.

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(mm)    No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than the Transaction Documents) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter, the Forward Purchaser or the Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(nn)      No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(oo)      No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(pp)      Margin Rules.  The application of the proceeds received by the Company from the issuance, sale and delivery of the Company Shares, if any, or the proceeds, if any, due upon settlement of the Forward Sale Agreement or any Additional Forward Sale Agreement, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq)      Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr)       Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ss)       Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith currently in effect (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt)        Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.  The Company will pay the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(uu)      Bank Regulatory Compliance. The Company and each of its subsidiaries are in compliance with all applicable laws administered by, and regulations of, the Federal Deposit Insurance Corporation (the “FDIC”), the Office of the Comptroller of the Currency (the “OCC”), the Board of Governors of the Federal Reserve Board (the “FRB”), the Hawaii Division of Financial Institutions (the “Division of Financial Institutions”), and any other federal or state

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bank regulatory authorities with jurisdiction over the Company or any of its subsidiaries (together with the FDIC, the OCC, the FRB and the Division of Financial Institutions, the “Bank Regulatory Authorities”), except where the failure to be in compliance with such laws and regulations would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.  Neither the Company nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, cease and desist order, order of prohibition or suspension, written commitment, supervisory agreement, or written agreement or other written statement as described under 12 U.S.C. 1818(u) (whether or not such federal banking agency has determined that publication would be contrary to the public interest) with any of the Bank Regulatory Authorities—provided that ASB and ASHI must receive prior regulatory approval (or notice of non-objection, as the case may be) from the OCC and the FRB, respectively, before either may pay a dividend or distribution (the “Dividend and Distribution Restrictions”)—nor have the Company or any of its subsidiaries been advised by any of the Bank Regulatory Authorities that it is contemplating issuing or requesting any of the foregoing.

(vv)      Bank Regulatory Capital.  ASB is “well-capitalized” (as that term is defined at 12 C.F.R. 6.4(b)(1)), and has received an overall Community Reinvestment Act (“CRA”) rating of “outstanding”.  The Company has not been informed by the Bank Regulatory Authorities that ASB’s status as “well-capitalized” will change, nor has it been informed by the Bank Regulatory Authorities that it may receive a less than “satisfactory” rating for CRA purposes.

(ww)    Qualified Thrift Lender.  The assets of ASB are and have been in compliance with the requirements of the qualified thrift lender test (the requirements of which are set forth at 12 U.S.C. § 1467a(m)), including, but not limited to, the requirement to maintain at least 65% of ASB’s portfolio assets in certain qualified thrift investments.

(xx)      Deposit Accounts. The deposit accounts of each banking subsidiary of the Company are insured up to applicable limits by the FDIC, all premiums and assessments required to be paid in connection therewith have been paid when due and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened.

(yy)      Dividend Payments. The Company is not subject to any order of the Bank Regulatory Authorities, other than the Dividend and Distribution Restrictions, which, as of the date hereof, prohibits the payment of dividends by it or any of its subsidiaries.

B.                                  Representations and Warranties of the Forward Seller.  The Forward Seller severally represents and warrants to, and agrees with, each Underwriter that:

(a)        Due Authorization.  This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the Closing Date and at each Additional Closing Date (if any), the Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Underwritten Shares or the Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder.

(b)        Authorization of Forward Sale Agreements.  The Forward Sale Agreement and each Additional Forward Sale Agreement (if any), as applicable, has been duly authorized, executed and delivered by the Forward Purchaser and constitutes a valid and binding agreement of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its

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terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

(c)        Right to Transfer.  The Forward Seller will, at the Closing Date and at each Additional Closing Date (if any), have the free and unqualified right to transfer any Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

4.         Further Agreements of the Company.  The Company covenants and agrees with each Underwriter, the Forward Purchaser and the Forward Seller that:

(a)        Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares ; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters, the Forward Purchaser and the Forward Seller in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.  The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)        Delivery of Copies.  The Company will deliver, without charge, (i) to the Representatives, two signed copies, and to each of the Forward Purchaser and the Forward Seller, one signed copy, of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter, the Forward Purchaser and the Forward Seller (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters, the Forward Purchaser or the Forward Seller a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer, the Forward Purchaser or the Forward Seller.

(c)        Amendments or Supplements, Issuer Free Writing Prospectuses.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company

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will furnish to the Representatives, the Forward Purchaser, the Forward Seller and counsel for the Underwriters, the Forward Purchaser and the Forward Seller a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives, the Forward Purchaser or the Forward Seller reasonably objects.

(d)        Notice to the Representatives, the Forward Purchaser and the Forward Seller.  The Company will advise the Representatives, the Forward Purchaser and the Forward Seller promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or  any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)        Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters, the Forward Purchaser and the Forward Seller thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters, the Forward Purchaser and the Forward Seller and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein,

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in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters, the Forward Purchaser and the Forward Seller thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, the Forward Purchaser and the Forward Seller and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)        Blue Sky Compliance.  The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives, the Forward Purchaser and the Forward Seller shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)        Earning Statement.  The Company has made or will make generally available to its security holders and the Representatives, the Forward Purchaser and the Forward Seller as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)        Clear Market.  For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Company Shares to be sold hereunder, if any, any shares of Common Stock issued and delivered pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, any shares of Stock of the Company issued under the Company Stock Plans or upon the exercise of options granted under the 1987 Stock Plan or upon the vesting of restricted stock units. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

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(i)         Use of Proceeds.  The Company will apply the net proceeds from the sale of the Company Shares, if any, and the net proceeds, if any, due upon settlement of the Forward Sale Agreement or any Additional Forward Sale Agreement, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j)         No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k)        Exchange Listing.  The Company will use its best efforts to list on the New York Stock Exchange, upon issuance by the Company, (i) the Company Shares to be issued and sold by the Company hereunder, if any, and (ii) the shares of Common Stock (if any) to be issued to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement or as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) or otherwise.

(l)         Reports.  For a period of one year after the date of the Prospectus, the Company will furnish to the Representatives, the Forward Purchaser and the Forward Seller, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives, the Forward Purchaser and the Forward Seller to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)       Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.         Certain Agreements of the Underwriters, the Forward Purchaser and the Forward Seller. Each Underwriter, the Forward Purchaser and the Forward Seller hereby severally represents and agrees that:

(a)        It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3.A(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter, Forward Purchaser or Forward Seller and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)        It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have

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previously been included in a free writing prospectus filed with the Commission; provided that Underwriters, the Forward Purchaser and the Forward Seller may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter, the Forward Purchaser or the Forward Seller using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)        It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.         Conditions of the Obligations of the Underwriters and the Forward Seller.  The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on any Additional Closing Date, as the case may be, and the obligations of the Forward Seller to deliver and sell the Borrowed Underwritten Shares on the Closing Date or the Borrowed Option Shares on an Additional Closing Date, as the case may be, to the Underwriters, in each case as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)        Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives, the Forward Purchaser and the Forward Seller.

(b)        Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the relevant Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the relevant Additional Closing Date, as the case may be.

(c)        No Downgrade.  Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)        No Material Adverse Change.  No event or condition of a type described in Section 3.A(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives, the Forward Purchaser or the Forward Seller makes it

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impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the relevant Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)        Officer’s Certificate.  The Representatives, the Forward Purchaser and the Forward Seller shall have received on and as of the Closing Date or the relevant Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives, the Forward Purchaser and the Forward Seller (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3.A(b) and 3.A(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the relevant Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)        Comfort Letters.  On the date of this Agreement and on the Closing Date or the relevant Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives and the Forward Seller, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters and the Forward Seller, in form and substance reasonably satisfactory to the Representatives and the Forward Seller, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the relevant Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)        CAO Certificates. The Representatives shall have received a certificate executed by each of the Interim Chief Accounting Officer of the Company, the Controller of Hawaiian Electric Company, Inc. and the Controller of ASB, dated the date hereof (and reaffirmed and updated on the Closing Date or the relevant Additional Closing Date) and addressed to the underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)        Opinions and 10b-5 Statement of Counsel for the Company.  Goodsill Anderson Quinn & Stifel, A Limited Liability Law Partnership LLP, Skadden, Arps, Slate, Meagher & Flom LLP, and Chet A. Richardson, each counsel for the Company, shall have furnished to the Representatives, the Forward Purchaser and the Forward Seller, at the request of the Company, their written opinion and, in the case of Goodsill Anderson Quinn & Stifel LLP, its 10b-5 statement, dated the Closing Date or the relevant Additional Closing Date, as the case may be, and addressed to the Underwriters, the Forward Purchaser and the Forward Seller, in form and substance reasonably satisfactory to the Representatives, the Forward Purchaser and the Forward Seller, to the effects set forth in Annex A1, Annex A2 and Annex A3 hereto.

(i)         Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives, the Forward Purchaser and the Forward Seller shall have received on and as of the Closing Date or the relevant Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives, the Forward Purchaser and the Forward Seller may reasonably

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request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)         No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the relevant Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the relevant Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(k)        Good Standing.  The Representatives, the Forward Purchaser and the Forward Seller shall have received on and as of the Closing Date or the relevant Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)         Exchange Listing.  The Company Shares, if any, to be issued and sold by the Company hereunder on the Closing Date or the relevant Additional Closing Date, and the shares of Common Stock (if any) deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) or otherwise, in each case, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(m)       Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company listed in Exhibit B relating to sales and certain other dispositions of shares of Company Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the relevant Additional Closing Date, as the case may be.

(n)        Additional Documents.  On or prior to the Closing Date or the relevant Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives, the Forward Purchaser and the Forward Seller such further certificates and documents as the Representatives, the Forward Purchaser and the Forward Seller may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters, the Forward Purchaser or the Forward Seller.

7.         Indemnification and Contribution.

(a)        Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, the Forward Purchaser and the Forward Seller, each of their respective affiliates, directors and officers and each person, if any, who controls such Underwriter, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with defending or

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investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter, the Forward Purchaser or the Forward Seller consists of the information described as such in subsection (b) below.

(b)        Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, the Forward Purchaser, the Forward Seller, each of the directors and officers of the Forward Purchaser and Forward Seller, and each person, if any, who controls the Company, the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession figure appearing under the caption “Underwriting—Underwriting discounts and commissions” and the information under the caption “Underwriting—Price stabilization and short positions”.

(c)        Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such

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counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, the Forward Purchaser, the Forward Seller, each of their respective affiliates, directors and officers and any control persons of such Underwriter, Forward Purchaser or Forward Seller shall be designated in writing by J. P. Morgan Securities LLC and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)        Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person, on the one hand, and the Indemnified Person on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Underwriters and the Forward Seller shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement assuming Physical Settlement (as such term is defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of the Forward Sale Agreement and any Additional Forward Sale Agreement on the Effective Date (as such term is defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as the case may

27

be)), the total underwriting discounts and commissions received by the Underwriters, and the aggregate Spread (as defined in the Forward Sale Agreement and any Additional Forward Sale Agreement) received by the Forward Purchaser under the Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller, bear to the aggregate offering price of the Shares.  The relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Underwriters or the Forward Seller and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)        Limitation on Liability.  The Company, the Underwriters and the Forward Seller agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in defending against or investigating any such action or claim.  Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)        Non-Exclusive Remedies.  The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.         Issuance and Sale by the Company

(a)        Company Top-Up Shares.  In the event that (i) all the Conditions are not satisfied on or prior to the Closing Date or, in respect of any Additional Forward Sale Agreement entered into pursuant to Section 2(b)(i), all the Additional Conditions are not satisfied on any Additional Closing Date, as the case may be, and the Forward Seller elects, pursuant to Section 2(c) or Section 2(d) hereof, as the case may be, not to deliver the Borrowed Underwritten Shares or the Borrowed Option Shares deliverable by the Forward Seller, as applicable, (ii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, or (iii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller would incur a stock loan cost of more than a rate equal to 75 basis points per annum to do so, then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 2 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, that the Forward Seller does not so deliver and sell to the Underwriters.  In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date or the relevant Additional Closing Date, as the case may be, for a period not exceeding three business days in order to effect any required changes in any documents or arrangements.  The shares of Common Stock sold by the

28

Company to the Underwriters pursuant to this Section 8(a) in lieu of Borrowed Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares,” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 8(a) in lieu of Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b)        Exclusion of Liability.  Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Date, in the case of Borrowed Underwritten Shares, or all of the Additional Conditions are not satisfied on or prior to the relevant Additional Closing Date, in the case of Borrowed Option Shares, and the Forward Seller elects, pursuant to Section 2(c) or Section 2(d) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Underwritten Shares or the Borrowed Option Shares, as applicable, (ii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller is unable to borrow and deliver for sale under this Agreement on the Closing Date or any Additional Closing Date, as the case may be, a number of shares of Common Stock equal to the number of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, or (iii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller would incur a stock loan cost of more than a rate equal to 75 basis points per annum to do so.

9.         Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.       Termination.  This Agreement may be terminated in the absolute discretion of the Representatives or the Forward Seller, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the relevant Additional Closing Date, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the relevant Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

11.       Defaulting Underwriter.

(a)        If, on the Closing Date or any Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the relevant Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the

29

Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)        If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the relevant Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)        If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the relevant Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on such Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12.       Payment of Expenses.

(a)        Whether or not the transactions contemplated by this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement are consummated or this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations under this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives, the Forward Purchaser or the Forward Seller may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters, the Forward Purchaser and the Forward Seller); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any

30

“road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of any Company Shares and any shares issuable pursuant to the Forward Sale Agreement or any Additional Forward Sale Agreement on the Exchange.

(b)        If (i) this Agreement is terminated pursuant to Section 10, (ii) the Company for any reason fails to tender the Company Shares, if any, for delivery to the Underwriters or fails to deliver any shares issuable pursuant to the Forward Sale Agreement or any Additional Forward Sale Agreement or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters, the Forward Purchaser and the Forward Seller for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters, the Forward Purchaser and the Forward Seller in connection with the Transaction Documents and the transactions contemplated thereby.

13.       Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.       Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Underwriters, the Forward Purchaser and the Forward Seller contained in this Agreement or made by or on behalf of the Company, the Underwriters, the Forward Purchaser or the Forward Seller pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement or any investigation made by or on behalf of the Company, the Underwriters, the Forward Purchaser or the Forward Seller.

15.       Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and the term “significant subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

16.       Miscellaneous.

(a)        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention  Equity Syndicate Desk and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department.  Notices to the Company shall be given to it at Hawaiian Electric Industries, Inc., 1001 Bishop Street, Suite 2900, Honolulu, Hawaii 96813 (fax: (808) 203-1184); Attention: James A. Ajello, Executive Vice President, Chief Financial Officer and Treasurer, with a copy to Chet A. Richardson, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer at the same address (fax: (808) 203-1991).  Notices to the Forward Purchaser and the Forward Seller shall be given to J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention  Equity Syndicate Desk.

31

(b)        Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)        Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)        Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)        Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

32

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By:	/s/ Constance H. Lau
Name: Constance H. Lau
Title: President and Chief Executive Officer

By:	/s/ James A. Ajello
Name: James A. Ajello
Title: Executive Vice President, Chief Financial Officer and Treasurer

J.P. MORGAN SECURITIES LLC, in its capacity as Forward Seller

By:	/s/ Tim Oeljeschlager
Authorized Signatory

Accepted: March 19, 2013

J. P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Geoffrey G. Paul
Authorized Signatory

MORGAN STANLEY & CO. LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Alice S. Vilma
Authorized Signatory

J. P. MORGAN SECURITIES LLC

Acting as agent for an affiliate of the Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement and acting as agent for the Forward Purchaser for purposes of the obligations of the Forward Purchaser set forth in Section 2(b)(i) of this Agreement and the agreements of the Forward Purchaser set forth in Sections 5 and 14 of this Agreement.

By:	/s/ Geoffrey G. Paul
Authorized Signatory

2

Schedule 1

Underwriter	Number of Shares

J. P. Morgan Securities LLC	3,965,000
Morgan Stanley & Co. LLC	2,135,000

Total	6,100,000

S1-1

Schedule 2

FORM OF ADDITIONAL FORWARD SALE AGREEMENT

S2-1

[Insert Trade Date]

To:	Hawaiian Electric Industries, Inc.
900 Richards Street
Honolulu, HI 96813

From:	JPMorgan Chase Bank, National Association, London Branch
25 Bank Street
Canary Wharf, London, E14 5JP
England

From:	J.P. Morgan Securities LLC,
Solely as Agent
tel: (212) 622-5270
fax: (212) 622-0105

(i)

Dear Sirs,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”).  This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.                                      The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.  In the event of any inconsistency between the 2002 Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for the election of the laws of the State of New York as the governing law). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.  For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.                                      The terms of the particular Transaction to which this Confirmation relates are as follows:

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43240
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 25 Bank Street, Canary Wharf, London, E14 5JP
Authorised and regulated by the Financial Services Authority

S2-2

General Terms:

Party A:	JPMorgan Chase Bank, National Association, London Branch

Party B:	Hawaiian Electric Industries, Inc.

Trade Date:

[Insert date on which the Underwriters (as such term is defined in the Underwriting Agreement) exercise their option to purchase Option Shares (as such term is defined in the Underwriting Agreement) pursuant to Section 2(b) of the Underwriting Agreement.]

Effective Date:

[Insert the Additional Closing Date (as such term is defined in the Underwriting Agreement) in respect of the Borrowed Option Shares (as such term is defined in the Underwriting Agreement) to which this Confirmation relates.]

Base Amount:	Initially, [ ][1] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	March 25, 2015 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:

On the Effective Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD $[ ][2] per Share.

Daily Rate:	For any day, (i)(A) USD-Federal Funds Rate for such day minus (B) the Spread divided by (ii) 365.

USD-Federal Funds Rate	For any day, the rate set forth for such day opposite the caption “Federal funds”, as such rate is displayed on the page “FedsOpen <Index> <GO>” on the BLOOMBERG Profes-

1  Insert number of “Borrowed Option Shares” (as such term is defined in the Underwriting Agreement) to be sold by the Forward Seller (as such term is defined in the Underwriting Agreement) to the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to Section 2(b)(i) of the Underwriting Agreement.

2  Insert “Forward Price” under the Base Confirmation as of the Trade Date (as such term is defined in the Base Confirmation).

S2-3

sional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Spread:	0.75%

Forward Price Reduction Date:	May 20, 2013, August 19, 2013, November 18, 2013, February 21, 2014, May 20, 2014, August 20, 2014, November 19, 2014, February 20, 2015 and May 20, 2015.

Forward Price Reduction

Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common Stock, no par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “HE”).

Exchange:	New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Calculation Agent:

Party A; provided that following the occurrence and during the continuation of an Event of Default described in Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, Party B shall have the right to designate a nationally or internationally recognized third-party dealer with expertise in over-the-counter corporate equity derivatives to replace Party A as Calculation Agent and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

Any determination or calculation by the Calculation Agent in such capacity pursuant to this Confirmation, the Agreement or the 2002 Definitions shall be made in good faith and in a commercially reasonable manner. In the event the Calculation Agent makes any determination or calculation in such capacity pursuant to this Confirmation, the Agreement or the 2002 Definitions, the Calculation Agent shall promptly provide an explanation in reasonable detail of the basis for such determination or calculation if requested by Party B, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary models used by it for such determination or calculation.

Settlement Terms:

Settlement Date:

Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice substantially in the form attached

S2-4

hereto as Schedule II (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) three Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) a number of Scheduled Trading Days prior to such Settlement Date equal to [    ][3], multiplied by the number of Settlement Shares specified in such Settlement Notice, divided by the initial Base Amount (such number of Scheduled Trading Days rounded up to the nearest whole number), which such Settlement Date may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero and (ii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during an Unwind Period by a date that is more than three Scheduled Trading Days prior to a Settlement Date specified above, Party A will, by written notice to Party B, specify the date one Settlement Cycle following the date on which Party A shall have fully unwound its hedge as the Settlement Date.

Settlement Shares:

With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement:

Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the judgment of Party A, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”).

Representation and Agreement:	Notwithstanding Section 9.11 of the 2002 Definitions, the parties acknowledge that any Shares delivered to Party A (wheth-

3 Insert a number equal to 83 multiplied by the Base Amount divided by the initial “Base Amount,” as such term is defined in the Base Confirmation (such number rounded up to the nearest whole number).

S2-5

er in connection with Physical Settlement or Net Share Settlement) may be subject to restrictions and limitations under applicable securities laws, as described in clause (a) under the heading “Covenants of Party A” in Paragraph 3 below.

Settlement Notice Requirements:

Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, in each case, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:

Each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the third Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. Party A shall use commercially reasonable efforts to unwind its hedge by the end of the Unwind Period, taking into consideration Party’s A obligations under applicable laws and regulations and the covenant set forth in clause (b) under the heading “Covenants of Party A” in Paragraph 3 below.

The parties hereto acknowledge and agree that they have entered into [a][4] substantially identical forward transaction[s][5] with respect to 6,100,000 Shares pursuant to a confirmation dated as of March 19, 2013 (the “Base Confirmation”)[ and with respect to [an aggregate of][6] [Insert Aggregate Base Amounts] Shares pursuant to [a][7] confirmation[s][8] dated as of

4  Delete for second Option Confirmation and each subsequent Option Confirmation.

5  Delete for first Option Confirmation.

6  Delete for second Option Confirmation.

7  Delete for third Option Confirmation and each subsequent Option Confirmation.

S2-6

March [ ], 2013[9] (the “Option Confirmation[s][10]” and, together with the Base Confirmation, the “Prior Confirmations”)][11]. Party A and Party B agree that if Party B designates a Settlement Date under [the Base Confirmation][any Prior Confirmation] and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period under [the Base Confirmation][any Prior Confirmation] coincides for any period of time with an Unwind Period for the Transaction (the “Matching Unwind Period”), then the Unwind Period under this Confirmation shall not commence (or, if the Unwind Period under this Confirmation has already commenced, such Unwind Period shall be suspended) until the Exchange Business Day immediately following the later of (i) the date Party A actually completes the unwind of its hedge with respect to [the Base Confirmation][each Prior Confirmation] in connection with the designation of such Settlement Date under [the Base Confirmation][each Prior Confirmation], and (ii) the date the Matching Unwind Period ends.

Unwind Daily Share Amount:

On each Scheduled Trading Day during the Unwind Period, other than a Suspension Day or a Disrupted Day, Party A will, in accordance with the principles of best execution, use its good faith commercially reasonable efforts to purchase a number of Shares not to exceed the least of (i) 100% of the applicable volume limitation of Rule 10b-18 for the Shares on such Scheduled Trading Day, without reference to any block purchases, (ii) 25% of the daily trading volume for the Shares on the Exchange on such Scheduled Trading Day, and (iii) the number of Shares necessary to complete the purchases required to calculate the Cash Settlement Amount or the Net Share Settlement Shares, as the case may be.

Suspension Day:

Any Exchange Business Day on which Party A determines based on the advice of counsel that there is a reasonable likelihood that Cash Settlement may violate applicable securities laws.  Party A shall promptly notify Party B if it receives such advice from its counsel.

Footnote continued from previous page.

8  Delete for second Option Confirmation.

9  Add additional dates of each Option Confirmation, as appropriate.

10  Delete for second Option Confirmation.

11  Delete for first Option Confirmation.

S2-7

Market Disruption Event:

Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:

On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:

For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:

On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date.

Cash Settlement Amount:

For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, except as set forth in clause (2) below), minus (B) the weighted average price at which Party A is able to purchase Shares during the Unwind Period applicable to Cash Settlement to unwind its hedge during such Unwind Period, multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multi-

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plied by (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:

On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date. In no event will Party B be required to return any Net Share Settlement Shares Party A has delivered to it pursuant to the proviso to the immediately preceding sentence.

Net Share Settlement Shares:

For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date, minus (b) the number of Shares Party A actually purchases during the Unwind Period for a total purchase price equal to the difference between (1) the product of (i) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, except as set forth in clause (2) below), multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:	Subject to the provisions set forth in clause (b) under “Acceleration Events” below, Calculation Agent Adjustment.

Additional Adjustment:

If the Calculation Agent determines that the actual cost to Party A, over any one month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 75 basis points per annum (a “Borrow Adjustment Event”), then, following the first Borrow Adjustment Event to occur hereunder, the Calculation Agent shall notify Party B of such occurrence and, at the election of Party B within one Exchange Business Day of such notice, either (1) in respect of such Borrow Ad-

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justment Event and each subsequent Borrow Adjustment Event, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which such cost exceeded a weighted average rate equal to 75 basis points per annum during such period or (2) the Borrow Cost Threshold (as defined below) shall thereafter be reduced to 75 basis points per annum. If Party B fails timely to make an election pursuant to the immediately preceding sentence, then the Calculation Agent shall, in respect of such Borrow Adjustment Event and each subsequent Borrow Adjustment Event, reduce the Forward Price pursuant to clause (1) above. If Party B timely elects for clause (2) in the second immediately preceding sentence to apply, then the Calculation Agent shall immediately thereafter reduce the Forward Price in order to compensate Party A solely for the amount by which the actual cost to Party A, over any one month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeded a weighted average rate equal to 75 basis points per annum during the period prior to such election. Upon the request of Party B, Party A shall provide an itemized list of its stock loan costs for the applicable one month period. If the Calculation Agent determines that Party A’s stock loan costs over any trailing three-week period exceed a weighted average rate equal to 75 basis points per annum, Party A shall notify Party B of such fact no later than 5:00 p.m., New York City time, on the Exchange Business Day following such determination.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.             Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that, subject to clause (iii) hereof, the sale of a number of Borrowed Option Shares (as such term is defined in the Underwriting Agreement, as defined hereafter) equal to the Base Amount as of the Effective Date shall have been consummated, pursuant to the Underwriting Agreement dated as of the date hereof among Party B and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC as Representatives of the Several Underwriters (the “Underwriting Agreement”); provided that if the sale of a number of Borrowed Option Shares less than the Base Amount as of the Effective Date shall have been consummated pursuant to the Underwriting Agreement, this Confirmation shall be effective, but the Base Amount for the Transaction shall be such lesser number of Bor-

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rowed Option Shares sold, (ii) the condition that Party B have delivered to Party A opinion of counsel dated as of the Effective Date with respect to matters set forth in Section 3(a) of the Agreement (subject to customary exceptions and limitations) and (iii)  the condition that neither of the following has occurred (A) in the commercially reasonable judgment of Party A, neither Party A nor its affiliates are able to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in the commercially reasonable judgment of Party A, Party A (or its affiliate) would incur a stock loan cost of more than a rate equal to 75 basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an affiliate of Party A) is required to deliver in accordance with Section 2(d) of the Underwriting Agreement).

Representations and Agreements of Party A and Party B:

Each of Party A and Party B represents and warrants to, and agrees with, the other party that:

(a)         It (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction and (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction.

(b)         It will by the next succeeding New York Business Day notify the other party upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default in respect to which it is the Defaulting Party.

Additional Representations, Warranties and Agreements of Party B:  Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)         Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)         Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, a number of Shares equal to the Maximum Share Number (as defined below under “Maximum Share Delivery”).  A number of Shares equal to the Maximum Share Number have been approved for listing on the Exchange, subject to official notice of issuance.

(c)          Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

(d)         No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been made or obtained, as the case may be, under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.

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(e)          Party B agrees not to repurchase any Shares if, immediately following such repurchase, the sum of the Base Amount [,][and] the “Base Amount,” as such term is defined in the Base Confirmation[ and the “Base Amount,” as such term is defined in [the][each] Option Confirmation]12, would be equal to or greater than 8.5% of the then outstanding Shares.

(f)           Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(g)          Party B shall not, Party B shall cause its subsidiaries not to, and Party B shall use its reasonable best efforts to cause its affiliated purchasers (as defined in Rule 10b-18) other than its subsidiaries not to, take any action (including, without limitation, any direct purchases by Party B or any affiliated purchaser or any purchases by a party to a derivative transaction with Party B or any of its affiliated purchasers), either under this Confirmation, under an agreement with another party or otherwise, that would cause any purchases of Shares by Party A or any of its affiliates during the Unwind Period in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)         Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)             Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)            In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of Party B, such settlement or the purchase of Shares in the open market in connection therewith would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)         Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will

12  Delete for first Option Confirmation.

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exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least $50 million as of the date hereof.

(l)             Party B acknowledges and agrees that:

(i)                                     during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)                                  Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)                               Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price;

(iv)                              any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price, each in a manner that may be adverse to Party B; and

(v)                                 the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(m)     Party B is not subject to the Federal Power Act as of the date hereof, and Party B shall not become subject to the Federal Power Act prior to the date that all payments and deliveries have been made under the Transaction.

Covenant of Party B:

Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A.  Accordingly, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

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Covenants of Party A:

(a)         Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)         In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the 2002 Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If a record date for an Extraordinary Dividend occurs during the period from, and including, the Effective Date to, but excluding, (1) the last date on which Party A becomes the record holder of any Shares delivered or to be delivered to Party A pursuant to this Confirmation, if Physical Settlement or Net Share Settlement applies or (2) the Settlement Date, if Cash Settlement applies, then, on the date on which Party B pays such Extraordinary Dividend to holders of record of the Shares, Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount as of such record date to Party A.  “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)         Stock Borrow Events.  In its commercially reasonable judgment Party A (or its affiliate) is unable to hedge Party A’s exposure to the Transaction (a “Stock Borrow Event”) because (i) of the lack of sufficient Shares being made available for Share borrowing by lenders or (ii) Party A (or its affiliate) would incur a stock loan cost of more than 200 basis points per annum (the “Borrow Cost Threshold”);

(b)         Dividends and Other Distributions.  On any day occurring after the Trade Date and prior to (1) the last date on which Party A becomes the record holder of any Shares delivered or to be delivered to Party A pursuant to this Confirmation, if Physical Settlement or Net Share Settlement applies or (2) the Settlement Date, if Cash Settlement applies, Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward

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Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction for which the related record date occurs during the period from, and including, the Effective Date to, but excluding, (1) the last date on which Party A becomes the record holder of any Shares delivered or to be delivered to Party A pursuant to this Confirmation, if Physical Settlement or Net Share Settlement applies or (2) the Settlement Date, if Cash Settlement applies, or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by the Calculation Agent for which the related record date occurs during the period from, and including, the Effective Date to, but excluding, (1) the last date on which Party A becomes the record holder of any Shares delivered or to be delivered to Party A pursuant to this Confirmation, if Physical Settlement or Net Share Settlement applies or (2) the Settlement Date, if Cash Settlement applies. To the extent the declaration of a distribution, issue or dividend contemplated by this paragraph (b) would also be considered to be a Potential Adjustment Event, the provisions of this paragraph (b) will apply, and Calculation Agent Adjustment shall not apply;

(c)          ISDA Early Termination Date.  The occurrence of any event as a result of which Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case the provisions set forth in “Termination Settlement” below shall apply in lieu of Section 6 of the Agreement;

(d)         Other ISDA Events.  Sections 12.2 and 12.9(b) of the 2002 Definitions shall not apply to the Transaction; instead (i) the announcement by Party B of a firm intention to enter into a transaction that, if consummated, would result in a Merger Event, and (ii) the announcement of any event that, if consummated, would result in a Nationalization or the occurrence of any Change in Law or a Delisting, shall, in each case, constitute an Acceleration Event; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) inserting the parenthetical “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” at the end of clause (A) thereof and (ii) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement of the formal or informal interpretation”; or

(e)          Ownership Event.  In the reasonable judgment of Party A based on the advice of counsel, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A (Party A or any such person, a “Party A Person”) under any law, rule, regulation or regulatory order that for any reason becomes applicable to ownership of Shares after the Trade Date (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Laws, as determined by Party A in its reasonable discretion.  The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under the Applicable Laws, as determined by Party A in its reasonable discretion, minus (y) 1% of the number of Shares outstanding.  For the avoidance of doubt, the parties hereto agree and acknowledge that the filing requirements of Section 16 and Section 13 of the Exchange Act as in effect, and as interpreted by the Securities and Exchange

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Commission or any other relevant court, tribunal or regulator, on the date hereof shall not give rise to reporting or registration obligations or other requirements of a Party A Person, or would result in an adverse effect on a Party A Person, under the Applicable Laws.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists.  If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply.  If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. Under no circumstances will Party A be entitled to an adjustment for the effects of an Extraordinary Dividend (other than as set forth above under the heading “Extraordinary Dividends”) or a change in expected dividends.

Private Placement Procedures

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any EDG Personnel (as defined below).  For purposes of the Transaction, “Material Non-Public

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Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares.  For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information.  For purposes of the Transaction, “EDG Personnel” means any employee on the trading side of the Equity Derivatives Group of J.P. Morgan Securities LLC and does not include Messrs. David Aidelson, Greg Batista, James Rothschild and Elliot Chalom (or any other person or persons designated from time to time by the Compliance Group of Party).

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 1.75 times the initial Base Amount to Party A (the “Maximum Share Number”), subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Party A whose obligations hereunder and under the Agreement are guaranteed by Party A so long as (a) such assignee or transferee is organized under the laws of the United States, any State thereof or the District of Columbia; (b) Party B will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay Party A in the absence of such assignment or transfer; (c) Party B will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer; and (d) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations.  Party A shall be discharged of its obligations to Party B solely to the extent of any such performance.

Matters Relating to Agent:

Each party agrees and acknowledges that (i) J.P. Morgan Securities LLC, as agent, (the “Agent”) acts solely as agent on a disclosed basis with respect to the transactions contemplated hereunder, and (ii) the Agent has no obligation, by guaranty, endorsement or otherwise, with respect to the obligations of either Party B or Party A hereunder, either with respect to the delivery of cash or Shares, either at the beginning or the end of the transactions contemplated hereby.  In this regard, each of Party A and Party B acknowledges and agrees to look solely to the other for performance hereunder, and not to the Agent.

Indemnity

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Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to any breach of any covenant or representation made by Party B in this Confirmation or the Agreement. In addition, Party B will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and reasonable expenses)  in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom (whether or not such Indemnified Party is a party thereto) at the time, and only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from a breach of a covenant or representation made by Party B in this Confirmation or the Agreement.  For the avoidance of doubt, Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Party A’s negligence, fraud, bad faith and/or willful misconduct or a breach of any representation or covenant of Party A contained in this Confirmation or the Agreement.

Notice

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable

4.                                      The Agreement is further supplemented by the following provisions:

No Collateral or Setoff.:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral.  Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.  In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Delivery of Cash:

For the avoidance of doubt, except as set forth above under the heading “Extraordinary Dividends,” nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash  in settlement of the Transaction, except in circumstances where such delivery of cash is within Party B’s control (including, without limitation, where Party B elects to deliver cash or where Party B fails timely to elect to deliver Shares in respect of settlement of the Transaction).

Status of Claims in Bankruptcy:

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Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof (a) Party A shall not be entitled to take delivery of any Shares or any other class of voting securities of Party B deliverable hereunder (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares or any other class of voting securities of Party B hereunder, and after taking into account any Shares or any other class of voting securities of Party B concurrently deliverable to Party A pursuant to the Base Confirmation[ and [the][each] Option Confirmation]13, (i) the Share Amount would exceed the Post-Effective Limit or (ii) Party A and each person subject to aggregation of Shares with Party A for purposes of determining whether Party A directly or indirectly beneficially owns more than 10% of the Shares for purposes of Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own for such purposes or have ownership or control (within the meaning of the Bank Holding Company Act of 1956, as amended) in excess of 4.5% of the then outstanding Shares or any other class of voting securities of Party B (the “Threshold Number of Shares”) and (b) Party A shall not have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares hereunder (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation[ and [the][each] Option Confirmation]14, the “Party A Group” would directly or indirectly beneficially own for such purposes in excess of [            ]15 Shares (the “Exchange Limit”).  Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares or any other class of voting securities of Party B concurrently deliverable to Party A pursuant to the Base Confirmation[ and [the][each] Option Confirmation]16, (i) the Share Amount would exceed the Post-Effective Limit or (ii) Party A Group would directly or indirectly so beneficially own or have ownership or control in excess of the lesser of the Threshold Number of Shares and the Exchange Limit.  If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable

13  Delete for first Option Confirmation.

14  Delete for first Option Confirmation.

15  Insert a number of Shares equal to 4.9% of the outstanding Shares on the date on which the Transaction is executed.

16  Delete for first Option Confirmation.

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after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, and after taking into account any Shares or any other class of voting securities of Party B concurrently deliverable to Party A pursuant to the Base Confirmation[ and [the][each] Option Confirmation]17, (i) the Share Amount would not exceed the Post-Effective Limit and (ii) Party A Group would not directly or indirectly so beneficially own or have ownership or control in excess of the lesser of the Threshold Number of Shares and the Exchange Limit.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph; provided that, in all events, Party A shall make such payment due in respect of the full number of Settlement Shares for the related Settlement Date to Party B no later than the 20th day following such Settlement Date (it being understood, for the avoidance of doubt, that this proviso shall not affect Party B’s obligation to deliver such Settlement Shares pursuant hereto, including, without limitation, pursuant to the last sentence of the immediately preceding paragraph).

Miscellaneous:

(a)         Addresses for Notices.  For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

JPMorgan Chase Bank, National Association
EDG Marketing Support
Email:	EDG_OTC_HEDGING_MS@jpmorgan.com
Facsimile No:	1-866-886-4506

With a copy to:

Attention:	Tim Oeljeschlager
Telephone No:	212-622-5603
Facsimile No:	917-464-3163

Address for notices or communications to Party B:

Address:	Hawaiian Electric Industries, Inc.
1001 Bishop Street, Suite 2900
Honolulu, HI 96813
Fax:	808-203-1184

Attention:	James A. Ajello
Title:	Executive Vice President, Chief Financial Officer and Treasurer

17  Delete for first Option Confirmation.

S2-20

With a copy to:

Address:	Hawaiian Electric Industries, Inc.
1001 Bishop Street, Suite 2900
Honolulu, HI 96813
Fax:	808-203-1991

Attention:	Chet A. Richardson
Title:	Executive Vice President, General Counsel, Secretary and Chief Administrative Officer

(b)         Waiver of Right to Trial by Jury.  Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation.  Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

(c)          London Branch.  Party A is entering into this Confirmation and the Agreement through its London branch.  Notwithstanding the foregoing, Party A represents to Party B that the obligations of Party A are the same as if it had entered into this Confirmation and the Agreement through its head or home office in New York.

Acknowledgements.

The parties hereto intend for:

(a)         the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)         a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)          Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)         all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability.

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition

S2-21

or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

[Remainder of page intentionally left blank]

S2-22

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

J.P. MORGAN SECURITIES LLC,
as agent for JPMorgan Chase Bank, National Association

By:
Name:
Title:

Confirmed as of the date first written above:

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By:
Name:
Title:

By:
Name:
Title:

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43240

Registered as a branch in England & Wales branch No. BR000746

Registered Branch Office 25 Bank Street, Canary Wharf, London, E14 5JP

Authorised and regulated by the Financial Services Authority

S2-23

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount

Trade Date	USD 0.00
May 20, 2013	USD 0.31
August 19, 2013	USD 0.31
November 18, 2013	USD 0.31
February 21, 2014	USD 0.31
May 20, 2014	USD 0.31
August 20, 2014	USD 0.31
November 19, 2014	USD 0.31
February 20, 2015	USD 0.31
May 20, 2015	USD 0.31

S2-I-1

SCHEDULE II

[CASH][NET SHARE][PHYSICAL] SETTLEMENT NOTICE

, 20

To:	JPMorgan Chase Bank, National Association, London Branch
25 Bank Street
Canary Wharf, London, E14 5JP
England

From:	Hawaiian Electric Industries, Inc.
900 Richards Street
Honolulu, HI 96813

Reference is hereby made to the letter agreement (the “Confirmation”) dated [Insert Trade Date] between Hawaiian Electric Industries, Inc. and JPMorgan Chase Bank, National Association, London Branch.  Capitalized terms used but not defined herein shall have the meaning assigned to them in the Confirmation.

Hawaiian Electric Industries, Inc. hereby elects for [Cash][Net Share][Physical] Settlement to apply with respect to                      Settlement Shares.  The Settlement Date with respect to such Settlement Shares shall be                     , 20    .

[As of the date of this Settlement Notice, Hawaiian Electric Industries, Inc. represents that it is not aware of any material nonpublic information concerning itself or the Shares, and it is designating the date contained herein as a Settlement Date and electing [Cash][Net Share] Settlement in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.]18

Yours sincerely,

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By:
Name:
Title:

By:
Name:
Title:

18  Include if Cash Settlement or Net Share Settlement is applicable.

S2-II-1

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)                                  If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures for issuers with a market capitalization comparable to, and in the same industry as, Party B with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply.  The Private Placement Settlement of such Restricted Shares shall include customary (for issuers with a market capitalization comparable to, and in the same industry as, Party B) representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements (for issuers with a market capitalization comparable to, and in the same industry as, Party B), all reasonably acceptable to Party A.  In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares.  Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i).  For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)                              If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among JPMorgan Chase Bank, National Association and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall (so long as Party A or any such affiliate is not an “affiliate” of Party B within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

S2-A1

Annex A1

[Form of Opinion of General Counsel]

1.         No notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to such counsel’s knowledge, threatened by the Commission.

2.         The Company and each of its significant subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

3.         The execution, delivery and performance by the Company of each of the Transaction Documents, the compliance by the Company with the terms thereof, the issuance and sale of the Company Shares, if any, being delivered on the Closing Date or an Additional Closing Date, as the case may be, the issuance, sale and delivery of any shares of Common Stock pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject except for such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

4.         To such counsel’s knowledge, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to such counsel’s knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

5.         To such counsel’s knowledge, there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may state that he has relied as to matters of fact on certificates of responsible officers of the Company and public officials.

The opinion described above is being rendered to the Underwriters, the Forward Purchaser and the Forward Seller.

A1-1

Annex A2

[Form of Opinion of Goodsill Anderson Quinn & Stifel LLP]

1.         The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed on Form S-3ASR with the Commission on November 4, 2011.  To such counsel’s knowledge, no order suspending the effectiveness of the Registration Statement has been issued.  The Preliminary Prospectus was filed with the Commission on March    , 2013, pursuant to Rule 424(b) under the Securities Act.  The Prospectus was filed with the Commission on March    , 2013 pursuant to Rule 424(b) under the Securities Act.

2.         The Company and each of its Significant Subsidiaries, except ASB, have been duly organized and are validly existing and in good standing under the laws of Hawaii and have all corporate power and corporate authority necessary to own or hold their respective properties and to conduct the respective businesses in which they are engaged, as described in the Prospectus, except where the failure to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.  The term “Significant Subsidiaries” shall mean, collectively, Hawaiian Electric Company, Inc., Maui Electric Company, Ltd., Hawaii Electric Light Company, Inc., American Savings Holdings, Inc. (“ASHI”) and American Savings Bank, F.S.B. (“ASB”).

3.         The Company has all necessary corporate power and corporate authority to execute, deliver and perform its obligations under each of the Transaction Documents, and all corporate action required to be taken for the due authorization, execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby or by the Pricing Disclosure Package and the Prospectus has been duly and validly taken.

4.         ASB has been duly formed and is duly chartered as a federal savings bank under the laws of the United States to transact the business of a federal savings bank, and the charter of ASB is in full force and effect.  ASB has all power and authority as a Federal Savings Bank necessary to hold its properties and to conduct the businesses in which it is engaged, as described in the Prospectus.

5.         The Company and ASHI are duly registered savings and loan holding companies under the Home Owners’ Loan Act (12 U.S.C. 1461 et seq.).

6.         The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Pricing Disclosure Package and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

7.         The Company has an authorized capital as set forth in the first sentence under “Description of common stock and preferred stock” in the Prospectus; all the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable other than shares of restricted stock that have not yet vested; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock of each of its Significant Subsidiaries that is owned, directly or indirectly, by the Company, have been duly and validly authorized and issued, are fully paid and non-assessable.

A2-1

8.         The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

9.         The Forward Sale Agreement has been duly authorized, executed and delivered by the Company and each Additional Forward Sale Agreement, when executed and delivered by a duly authorized officer of the Company, will be duly authorized, executed and delivered by the Company.

10.       The execution, delivery and performance by the Company of its obligations under each of the Transaction Documents, the issuance and sale of the Company Shares, if any, being delivered on the Closing Date or an Additional Closing Date, as the case may be, the issuance, sale and delivery of any shares of Common Stock pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with, breach or violate any of the terms or provisions of, or constitute a default under, or create or impose any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) violate the provisions of the charter or by-laws or equivalent organizational documents of the Company or any of its Significant Subsidiaries or (iii) violate any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect and except that such counsel has not been requested to, and does not, express any opinions with respect to any blue sky or other state or foreign securities laws.

11.       No consent, approval, authorization, license, order, registration, qualification or decree of or with any court or arbitrator or governmental or regulatory authority or public body is necessary or required on the part of the Company or any of its subsidiaries for (i) the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, and the compliance by the Company with the terms thereof, (ii) the issuance and sale of the Company Shares, if any, being delivered on the Closing Date or an Additional Closing Date, as the case may be, and (iii) the consummation of the transactions contemplated by the Underwriting Agreement, except for the registration of the Company Shares under the Securities Act and such other consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state and foreign securities laws in connection with the purchase and distribution of the Company Shares by the Underwriters, the Forward Purchaser and the Forward Seller (as to which such counsel has not been requested to and does not express any opinion).

12.       The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the extent such statements constitute summaries of certain sections of the Underwriting Agreement, fairly summarize such provisions in all material respects.

13.       The Company Shares, if any, to be issued and sold by the Company hereunder have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.  The issuance of such Company Shares is not subject to any preemptive or equivalent rights.  12,250,000 shares of the Company’s Common Stock have been duly authorized and reserved for issuance, in the aggregate, under the Forward Sale Agreement and under all Additional Forward Sale Agreements, as applicable, and, when so issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement or Addi-

A2-2

tional Forward Sale Agreement, as applicable, will be validly issued, fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or equivalent rights.

14.       The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the extent such statements constitute summaries of certain statutes, legal, governmental and regulatory proceedings and contracts and other documents, fairly summarize such statutes, legal, governmental and regulatory proceedings and contracts and other documents in all material respects; the statements in the Preliminary Prospectus and Prospectus under the headings “U.S. federal tax considerations for non-U.S. holders of common stock” and “Description of common stock and preferred stock”, to the extent that they constitute summaries of the terms of stock, matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects; and, to such counsel’s knowledge, (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus and that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) there are no statutes or regulations that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

15.       Neither the Company nor any of its Significant Subsidiaries is and, after giving effect to (i) the offering and sale of the Company Shares, if any, and the application of the proceeds thereof and (ii) the issuance, sale and delivery of Common Stock upon settlement of the Forward Sale Agreement and any Additional Forward Sale Agreement and the application of the proceeds thereof, if any, upon such settlement, in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

16.       The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date or any Additional Closing Date, as the case may be (other than the financial statements and related schedules therein, as to which such counsel need not express an opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Pricing Disclosure Package, as of the Applicable Time (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under

A2-3

which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which such counsel need express no belief).

In rendering such opinion, such counsel may state they have relied as to matters of fact on certificates of responsible officers of the Company and public officials.

The opinion described above is to be rendered to the Underwriters, the Forward Purchaser and the Forward Seller at the request of the Company.

A2-4

Annex A3

[Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP]

1.   The Forward Sale Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

2.         The statements in the Prospectus under the caption “Underwriting—Forward sale agreement”, insofar as such statements purport to summarize certain provisions of the Forward Sale Agreement, fairly summarize such provisions in all material respects.

3.   Neither the execution and delivery by the Company of the Transaction Documents nor the performance of each of the Transaction Documents by the Company requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York or the United States of America except for those consents, approval, licenses and authorizations already obtained and those filings, recording and registrations already made.

In rendering such opinion, such counsel may state they have relied as to matters of fact on certificates of responsible officers of the Company and public officials.

The opinion described above is to be rendered to the Underwriters, the Forward Purchaser and the Forward Seller at the request of the Company.

A3-1

Annex B

a.         Pricing Disclosure Package

Issuer Free Writing Prospectus to be included in the Pricing Disclosure Package:

None

b.        Pricing Information Provided Orally by Underwriters

Price per share: $26.75

Number of shares: 6,100,000

B-1

Annex C

HAWAIIAN ELECTRIC INDUSTRIES, INC.

Pricing Term Sheet

None

C-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

March 19, 2013

J. P. MORGAN SECURITIES LLC
As Representative of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below
383 Madison Avenue
New York, NY 10179

Re:       Hawaiian Electric Industries, Inc. --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Common Stock (without par value), of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J. P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (without par value) of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts, (B) transfers to any immediate family, trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or any of their successors upon death, and in each case such transfer does not involve a disposition for value (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (C) distributions of shares of Common Stock to any beneficiary of the undersigned pursuant to a will, other testamen-

tary document or applicable laws of descent, (D) the transfer of any shares of Common Stock upon the exercise of options to purchase Common Stock or the vesting, delivery or settlement of restricted shares, restricted stock units or other awards to provide for any withholding taxes on the exercise, vesting, delivery or settlement thereof or to pay the exercise price thereof, (E) sales of shares of Common Stock under a trading plan, as in effect as of the date hereof, established pursuant to Rule 10b5-1 under the Exchange Act, and (F) the transfer to the Company upon termination of employment of non-vested restricted stock and the cancellation of restricted stock units; provided that in the case of any transfer or distribution pursuant to clauses (A) through (C), each donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clauses (A) through (F), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above or for transfers made pursuant to clause (D) above a filing on Form 4 made when required).

If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC on behalf of the Underwriters agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, J.P. Morgan Securities LLC on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by J.P. Morgan Securities LLC on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company leading to the filing of a Current Report on Form 8-K occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

Very truly yours,

[NAME OF DIRECTOR OR OFFICER]

By:
Name:
Title:

Exhibit B

List of persons subject to lock-up agreements pursuant to Section 6(m)

1.Thomas B. Fargo

2. Peggy Y. Fowler

3. Constance H. Lau

4. A. Maurice Myers

5. Keith P. Russell

6. James K. Scott

7. Kelvin H. Taketa

8. Barry K. Taniguchi

9. Jeffery N. Watanabe

10. James A. Ajello

11. Chet A. Richardson

12. Richard M. Rosenblum

13. Richard F. Wacker

14. Jennifer B. Loo

B-1